UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2015 (June 16, 2015)

Bimini Capital Management, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 3296
(Address of principal executive offices) (Zip code)

(772) 231-1400
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Bimini Capital Management, Inc. (the “Company”) held on June 16, 2015 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of one Class III director, and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  As of April 28, 2015, the record date for the Annual Meeting, there were 12,378,314 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Class III Director. Based on the results presented below, Mr. Robert J. Dwyer was elected to our Board to serve until the 2018 annual meeting of the Company’s stockholders or until his successor is elected and qualified

				Broker
Nominee for Director	For	Against	Abstain	Non-Votes
Robert J. Dwyer	3,830,048	509,006	11,390	5,261,821

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain
9,403,257	89,222	119,786

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMINI CAPITAL MANAGEMENT, INC

Date: June 17, 2015	By:	/s/ Robert E. Cauley
	Name:	Robert E. Cauley
	Title:	Chairman and Chief Executive Officer